Exhibit 99.1

Synutra International, Inc. Announces Appointment of Interim Chief Financial Officer

QINGDAO, China & ROCKVILLE, Md.--(BUSINESS WIRE)--November 2, 2009--Synutra International, Inc. (NASDAQ: SYUT; “Synutra”), a leading infant formula company in China and a producer, marketer and seller of nutritional products for infants, children and adults, today announced the appointment of Joseph Chow as interim chief financial officer in place of Lawrence Lee who has tendered his resignation as chief financial officer to be effective as of November 10, 2009.

Mr. Lee is stepping down as the Company’s CFO to pursue personal interests in other fields and has agreed to act in an advisory capacity to Synutra through December 31, 2009 to ensure an orderly transition with respect to financial reporting and operational matters.

Mr. Chow will become the Company’s acting CFO effective November 10, 2009 while the Company starts a search for candidates to fill this position on a more permanent basis. Mr. Chow will be responsible for all aspects of Synutra’s financial operations. Mr. Chow has over 16 years of experience in corporate finance, financial advisory and management, and has held senior executive positions in such public and private companies as Goldman Sachs (Asia), Harbor Networks Limited, China Netcom (Holdings), Bombardier Capital, Inc., Citigroup, and GE Capital.

“On behalf of management, I appreciate the service and integrity of Mr. Lee as our chief financial officer of the past two years and as a director for a year prior to his appointment as our chief financial officer,” said Synutra Chairman and Chief Executive Officer Liang Zhang. “We are looking forward to working with Mr. Chow as the leader of our financial team and as a key member of our senior management.”

About Synutra International, Inc.

Synutra International Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products under the "Shengyuan," or "Synutra," name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through extensive, nationwide sales and distribution network covering 29 provinces and provincial-level municipalities in China. Additional information about Synutra International, Inc. can be found at www.synutra.com.

Forward-looking Statements: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward- looking statements included in this press release involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in the "Item 1. Business," "Item 1A. Risk Factors," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," and other sections in Synutra's Form 10-K filed with the Securities and Exchange Commission on June 15, 2009. The forward-looking statements are made as of the date of this press release. Synutra International Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

CONTACT:
Investor Relations International
Investor Contact
Haris Tajyar, 818-382-9702
htajyar@irintl.com
or
Synutra
Weiguo Zhang, 301-840-3888
wzhang@synutra.com